Exhibit 21


Subsidiaries of Riggs National Corporation

Riggs Bank N.A.                     National banking association organized under
                                    the laws of the United States of America

Riggs Capital                       Business trust established in Delaware

Riggs Capital II                    Business trust established in Delaware

Riggs Capital Partners LLC          Limited liability company organized in
                                    Delaware

Riggs Capital Partners II, LLC      Limited liability company organized in
                                    Delaware